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Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (No. 333-147099) and S-8 (No. 333-138449) of Danaos Corporation of our report dated April 4, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.
Athens, Greece
April 4, 2008

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  Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM